                                                                      Exhibit 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        FOR THE YEAR ENDED DECEMBER 31
                         (in millions, except ratios)


                                                       2001            2000            1999            1998            1997
                                                     --------        --------         ------          ------          ------
Earnings:

  Income before taxes on income and
    before accounting change                           1,641           2,812           1,849           1,605           1,602
  Minority interests' share of earnings of
    majority-owned subsidiaries
    without fixed charges                                  -               1               -              (2)              3
  Less equity earnings                                  (118)           (115)            (55)            (50)            (42)
  Fixed charges added to net income                      423             470             232             245             182
  Distributed income of less than 50%
    owned persons                                         23               9               9               -               -
  Amortization of capitalized interest:
    Consolidated                                          13              15              15              20              20
    Proportionate share of 50% owned persons               -               -               -               -               1
                                                      ------          ------          ------          ------          ------

      Total earnings                                   1,982           3,192           2,050           1,818           1,766
                                                      ======          ======          ======          ======          ======

Fixed Charges:
  Interest expense:
    Consolidated                                         371             427             195             198             141
    Proportionate share of 50% owned persons               6               6               4               3               3
                                                      ------          ------          ------          ------          ------
                                                         377             433             199             201             144
                                                      ------          ------          ------          ------          ------

  Amount representative of the interest factor
    in rents:
    Consolidated                                          44              35              32              43              37
    Proportionate share of 50% owned persons               2               2               1               1               1
                                                      ------          ------          ------          ------          ------
                                                          46              37              33              44              38

    Fixed charges added to earnings                      423             470             232             245             182
                                                      ------          ------          ------          ------          ------

  Interest capitalized:
    Consolidated                                          22              20              21              13               9
    Proportionate share of 50% owned persons               -               -               -               -               -
                                                      ------          ------          ------          ------          ------
                                                          22              20              21              13               9
                                                      ------          ------          ------          ------          ------

      Total fixed charges                                445             490             253             258             191
                                                      ======          ======          ======          ======          ======

Ratio of earnings to fixed charges                       4.5             6.5             8.1             7.0             9.2
                                                      ======          ======          ======          ======          ======